SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 12, 2005, Microgy, Inc. (“Microgy”), a wholly owned subsidiary of the Registrant, entered into a Limited Partnership Agreement (the “Partnership Agreement”) of MST Production, Ltd. (the “Partnership”) with MST GP, LLC (the “General Partner”) and South-Tex Treaters, Inc. (“South-Tex”) relating to Microgy’s proposed Huckabay Ridge facility in Stephenville, Texas, of which Microgy announced the commencement of construction on September 6, 2005. Microgy also entered into Regulations with South-Tex that represent their agreement regarding management of the General Partner (the “GP Regulations”) and Regulations that represent their agreement regarding the management of MST Estates, LLC (“MST Estates”), which owns the land on which the project will be located. Microgy and South-Tex each own a 50% membership interest in the General Partner and 60% and 40% membership interests, respectively, in MST Estates.

Pursuant to the terms of the Partnership Agreement, Microgy has agreed to construct and lease to the Partnership the multi-digester Huckabay Ridge facility for the sum of $1.00 per year during the 35-year term of the Partnership. Similarly, South-Tex has agreed to construct and lease to the Partnership a gas scrubbing and compression facility and natural gas pipeline interconnection for the sum of $1.00 per year during the 35-year term of the Partnership. Microgy will hold 59.5%, South-Tex will hold 39.5% and the General Partner will hold 1% of the partnership interests in the Partnership, and each will be entitled to receive corresponding percentages of the net profits of the Partnership upon distribution or the net assets of the Partnership upon dissolution. The Partnership will be managed by the General Partner, over which Microgy and South-Tex will share equal control pursuant to the terms of the GP Regulations.

The interests in the Partnership held by Microgy and South-Tex are limited partnership interests and may be transferred only in their entirety and subject to a right of first refusal held by the Partnership. In addition, either party may make an offer to purchase all, but not less than all, of the other party’s limited partnership interests. In such event, the offeree must either accept the offer to purchase or reject it and purchase all of the offeror’s limited partnership interests at the same cash price per percentage of limited partnership interest set forth in the original offer. Any transfer of limited partnership interests in accordance with the foregoing provisions will automatically be deemed to include a transfer of all of the transferor’s membership interests in the General Partner and MST Estates.

On September 13, 2005, the Registrant issued a press release regarding the transactions contemplated by the Partnership Agreement and the Regulations. A copy of this press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the terms of the Partnership Agreement, the Partnership shall continue in force and effect until December 31, 2040, unless sooner terminated (i) by the agreement of all the partners, (ii) by the withdrawal of a partner which is the sole remaining general partner, and the limited partners fail to elect a new general partner within ninety (90) days of such withdrawal, (iii) by court order, or (iv) on account of a bankruptcy or other similar event.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release, dated September 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer

Dated: September 14, 2005